SPIRIT REALTY CAPITAL, INC. NAMES MICHAEL HUGHES AS CHIEF FINANCIAL OFFICER - Names Ricardo Rodriguez as Chief Financial Officer of Spirit MTA REIT - Dallas, TX – March 21, 2018 – Spirit Realty Capital, Inc. (NYSE: SRC) (“Spirit” or the “Company”), a premier net lease real estate investment trust (“REIT”) that primarily invests in single-tenant, operationally essential real estate, today announced that Michael Hughes has been named to the position of Executive Vice President and Chief Financial Officer. Mr. Hughes will join the Company on April 1, 2018 and work with outgoing Chief Financial Officer Phil Joseph to transition the role. In addition, the Company announced that Ricardo Rodriguez has been appointed to the role of Chief Financial Officer at Spirit MTA REIT, and will start in May 2018. “We are pleased to announce that Michael Hughes will join us as Chief Financial Officer, a critical role as we complete our spin-off transaction and focus on external growth. Michael has extensive leadership experience at a public REIT, and his deep knowledge of corporate finance and reporting, balance sheet management and transaction execution will serve us well. Additionally, after determining that Spirit MTA REIT needed a dedicated Chief Financial Officer with significant capital markets experience, we believe that Ricardo Rodriguez is the right individual to lead that effort. With these appointments, we have completed one more step in our effort to position both companies for long term growth and shareholder value creation,” stated Jackson Hsieh, President and Chief Executive Officer of Spirit. Most recently, Mr. Hughes was Executive Vice President, Chief Financial Officer at FelCor Lodging Trust (NYSE: FCH), where he managed corporate finance, treasury, strategic planning, investor relations, IT, accounting, tax, human resources and risk management, from 2013 through the close of the company’s merger in 2017. Prior to that, he held various roles in corporate finance at FelCor from 2006 to 2013, and held multiple roles at Wyndham Hotels Corporation from 2002 to 2006, most recently as Vice President, Corporate Finance. Mr. Hughes received his Bachelor of Arts in Finance from Rhodes College and is a CFA charterholder. Mr. Rodriguez joins Spirit Master Trust from Morgan Stanley, where he had 17 years of experience, most recently as Executive Director - Global Capital Markets in the Structured Solutions Group where he served as head of term ABS banking and origination and worked on over $70 billion of public and private capital market transactions. Mr. Rodriguez graduated from the United States Naval Academy with a Bachelor of Science in Economics and Weapons & Systems Engineering. ABOUT SPIRIT REALTY Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial and office properties providing superior risk adjusted returns and steady dividend growth for our shareholders.

As of December 31, 2017, our diversified portfolio was comprised of 2,480 properties, including properties securing mortgage loans. Our properties, with an aggregate gross leasable area of approximately 49 million square feet are leased to 419 tenants across 49 states and 30 industries. Forward-looking and Cautionary Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as "expect," "plan," "will," "estimate," "project," "intend," "believe," "guidance," and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit's continued ability to source new investments, risks associated with using debt to fund Spirit's business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants' financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, risks and uncertainties related to the completion and timing of Spirit's proposed spin-off of assets that collateralize Master Trust 2014, almost all the properties that Spirit leases to Shopko and certain of its affiliates, as well as certain other assets , and the impact of the spin-off on Spirit's business, and other additional risks discussed in Spirit's most recent filings with the SEC, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.